Exhibit 99.1

DarkPulse, Inc. Appoints Kenneth Brooks Davidson as Director of U.S. Operations, Oil and Gas & Renewable Energies

Ken Davidson brings extensive O & G and Renewable Energy knowledge, expertise and experience to DarkPulse

NEW YORK, New York –February 18, 2021 – DarkPulse, Inc. (OTC Markets: DPLS) (“DarkPulse” and the “Company”), a technology company focused on the manufacture, sale, installation and monitoring of laser sensing systems based on its patented BOTDA dark-pulse sensor technology (the “DarkPulse Technology”) which provides a data stream of critical metrics for assessing the health and security of infrastructure for applications in border security, pipelines, oil and gas, aviation and aerospace, mine safety, and renewables today announced the appointment of Kenneth Brooks Davidson as Director, U.S. Operations for Oil and Gas & Renewables.

Mr. Davidson, having served in multiple senior leadership roles across a broad range of major projects in both Public and Private companies in the Health, Safety, Security and Environmental space, brings over 37 years of key account, business development, and project management experience to DarkPulse. His experience includes major oil, gas, maritime, aviation and pipeline construction, recovery, and repair projects with over 1,000 employees on major projects at Shell and Chevron.

During his time at American Commercial Lines (“ACLI”), Davidson served on the company’s chapter 11 reorganization committee, followed by service on its IPO transition team. ACLI emerged from bankruptcy to IPO in the transportation sector in 2005 on the NASDAQ.

Since Joining Safety Management Systems an Acadian Company Subsidiary, in 2008, Mr. Davidson has been responsible for conducting, leading, and delivering a wide variety of organizational, operational management and technical consulting and security services provided to major oil, gas, and renewable energy companies including recruiting, training, development, and management of multiple high performing teams of up to 135 safety and inspection professionals on signature oil, gas, maritime, terminal, offshore platform, major subsea and onshore pipeline projects.

“This appointment is in line with Company’s strategic goals as described in my Letter to Shareholders dated January 21, 2021. Ken’s extensive experience and stellar reputation as part of the energy sector’s senior leadership roles across a broad range of major projects in both Public and Private companies in Health, Safety, Security and Environmental services and over 37 years of key account, business development, and project management experience will assist the Company’s market Strategy both in the U.S. and abroad. His incredible depth of knowledge related to deploying large scale energy projects, infrastructure and management services are aligned with the Company’s future goals.” said Dennis O’Leary, Chairman and CEO of DarkPulse.

The Company continues to explore additional potential opportunities in strategic locations worldwide with the goal of accelerating the adoption of its DarkPulse Technology Products and expand its global market position.

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About DarkPulse, Inc.

DarkPulse, Inc. uses advanced laser-based monitoring systems to provide rapid and accurate monitoring of temperatures, strains and stresses. The Company’s technology excels when applied to live, dynamic critical infrastructure and structural monitoring, including pipeline monitoring, perimeter and structural surveillance, aircraft structural components and mining safety. The Company's fiber-based monitoring systems can assist markets that are not currently served, and its unique technology covers extended areas and any event that is translated into the detection of a change in strain or temperature. In addition to the Company’s ongoing efforts with respect to the marketing and sales of its technology products and services to its customers, the Company also continues to explore potential strategic alliances through joint venture and licensing opportunities to further expand its global market position.

For more information, visit www.DarkPulse.com

Safe Harbor Statement

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the "safe harbor" created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "will," "should," "could," "seek," "intend," "plan," "goal," "estimate," "anticipate" or other comparable terms. All statements other than statements of historical facts included in this news release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully market our products and services; the acceptance of our products and services by customers; our continued ability to pay operating costs and ability to meet demand for our products and services; the amount and nature of competition from other security and telecom products and services; the effects of changes in the cybersecurity and telecom markets; our ability to successfully develop new products and services; our success establishing and maintaining collaborative, strategic alliance agreements, licensing and supplier arrangements; our ability to comply with applicable regulations; and the other risks and uncertainties described in our prior filings with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Media contact:

DarkPulse Solutions, Inc.

media@DarkPulse.com

1.800.436.1436

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